UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 8, 2011

Date of Report (Date of Earliest Event Reported)

OnCure Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-170100	20-5211697
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

188 Inverness Drive West, Suite 650

Englewood, Colorado 80112

(303) 643-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

Pursuant to a Management Services Agreement (the “ICON MSA”), dated as of March 1, 2005, by and among Integrated Community Oncology Network, LLC (“ICON”), FROG Oncure Southside, LLC, USCC Florida Acquisition Corp. and Oncure Medical Corp. (collectively, “OnCure Medical”), OnCure Medical currently provides management and administrative services to ICON in exchange for a management fee based on a fixed percentage of ICON’s earnings related to radiation therapy services provided at four cancer centers, while ICON retains the remaining earnings. OnCure Medical is a wholly-owned subsidiary of OnCure Holdings, Inc. (the “Company”). Shyam B. Paryani, M.D., the Chairman of the Company’s board of directors, as of the date immediately preceding the Date of Report for this Form 8-K, is a manager and equityholder of ICON.

The initial term of the ICON MSA ends on October 11, 2011, but will be automatically extended for an additional 5 years unless (a) there has been a material change in: (i) the management fees provided for in the ICON MSA; (ii) the management services provided pursuant to the ICON MSA; or (iii) ICON’s clinical practice, in each case resulting from action taken by OnCure Medical, and (b) ICON provides OnCure Medical 90-days notice of its intent to terminate.  On July 8, 2011, ICON notified OnCure Medical that it was terminating the ICON MSA effective October 11, 2011.  The notice alleges material changes in the management fees and management services.  The Company and OnCure Medical disagree with the allegations regarding material changes and do not believe that ICON has sufficient grounds to terminate the ICON MSA.  In response to the ICON notice, the Company intends to pursue all of its legal rights and remedies to enforce the automatic extension of the ICON MSA, including pursuing arbitration pursuant to the terms of the ICON MSA.  Approximately 13% of the Company’s net revenue for the year ended December 31, 2010 was attributable to the ICON MSA.  At this time, the Company continues to provide management services pursuant to the ICON MSA; however, if the Company is unsuccessful in enforcing the automatic renewal of the ICON MSA, or if it is unable to negotiate a new management services agreement with ICON on terms that are beneficial to the Company, the Company’s results of operations could be significantly impacted.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2011, concurrent with the proposed termination of the ICON MSA, Dr. Paryani resigned from the Company’s board of directors, including as Chairman of the board of directors, from the medical advisory board and from all other ancillary committees and duties relating to OnCure Medical and the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2011	ONCURE HOLDINGS, INC.

	By:	/s/ TIMOTHY A. PEACH
		Name:	Timothy A. Peach
		Title:	Chief Financial Office

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